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                                                                    Exhibit 4.22

                               SECURITY AGREEMENT

      This SECURITY AGREEMENT (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Security Agreement"), dated as of May 22, 2002, is made by EARLE M. JORGENSEN COMPANY, a Delaware corporation (the "Issuer Grantor"), each domestic Restricted Subsidiary (as defined in the Indenture referred to below) of the Issuer Grantor, a signatory hereto, and each other Person which may from time to time hereafter become a party hereto pursuant to Section 7.4 (each, individually, an "Additional Subsidiary Grantor", and collectively, the "Additional Subsidiary Grantors", and together with each such domestic Restricted Subsidiary, each individually, a "Subsidiary Grantor", and collectively, the "Subsidiary Grantors", and together with the Issuer Grantor, each individually, a "Grantor", and collectively, the "Grantors") in favor of The Bank of New York, as trustee (together with any successor(s) thereto in such capacity, the "Trustee") under the Indenture (as defined below).

                              W I T N E S S E T H:

      WHEREAS, pursuant to an indenture, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Indenture"), between the Issuer Grantor and the Trustee whereby the Issuer Grantor is issuing to the Noteholders (as defined below) the aggregate principal amount of $250,000,000 9 3/4% Senior Secured Notes (the "Notes");

      WHEREAS, as a condition precedent to the Noteholders purchasing the Notes to be issued under the Indenture, each Grantor is required to execute and deliver this Security Agreement;

      WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Security Agreement; and

      WHEREAS, it is in the best interests of each Grantor to execute this Security Agreement inasmuch as such Grantor will derive substantial direct and indirect benefits from the proceeds of the Notes made available to the Issuer Grantor by the Noteholders pursuant to their purchase of the Notes issued under the Indenture.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Noteholders to purchase the Notes issued under the Indenture, each Grantor agrees, for the benefit of each Secured Party, as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.1 Certain Terms. The following terms when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

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         "Additional Subsidiary Grantor" and "Additional Subsidiary Grantors"
are defined in the preamble.

         "Administrative Agent" means the administrative agent under the Term Loan Agreement.

         "Collateral" is defined in Section 2.1.

         "Collateral Account" is defined in Section 4.3.

         "Domestic Restricted Subsidiary" means any Restricted Subsidiary organized or formed in any state of the United States or the District of Columbia.

         "Equipment" is defined in clause (a) of Section 2.1.

         "Grantor" and "Grantors" are defined in the preamble.

         "Indenture" is defined in the first recital.

         "Issuer Grantor" is defined in the preamble.

         "Material Adverse Effect" means (a) a material adverse effect on the business, assets, debt service capacity, tax position, liabilities (including environmental liabilities), financial condition or operations or prospects of the Issuer Grantor and the Subsidiary Grantors, taken as a whole, (b) a material adverse effect upon the ability of the Issuer Grantor or any other Grantor to perform its respective material obligations under the Note Documents to which it is or will be a party or (c) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Trustee or the Secured Parties under this Security Agreement or any other Note Document.

         "Mobile Assets" means trucks, trailers, and other motor vehicles, together with in each case all parts, instruments, accessories and other Equipment installed in or attached thereto.

         "Note Documents" means the Indenture, the Purchase Agreement, the Notes, the Registration Rights Agreement, the Security Documents, the Intercreditor Agreement and each other agreement, document or instrument delivered in connection with the transactions contemplated under the Indenture or any other Note Document whether or not specifically mentioned herein or therein.

         "Noteholder" means the Person in whose name a Note is registered on the Registrar's books and each of its successors, transferees or assigns.

         "Notes" is defined in the first recital.

         "Secured Obligations" is defined in Section 2.2.

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         "Secured Party" and "Secured Parties" mean the Trustee, the Noteholders and each of their respective successors, transferees or assigns.

         "Security Agreement" is defined in the preamble.

         "Subsidiary Grantor" and "Subsidiary Grantors" are defined in the preamble.

         "Taking" has the meaning assigned to that term in the Mortgage.

         "Term Loan Agreement" means the Term Loan Agreement dated as of March 24, 1998 among the Issuer Grantor, the various financial institutions party thereto and Fleet National Bank, as administrative agent.

         "Trustee" is defined in the preamble.

         "Trustee Noteholder Request" means a request made by the Trustee to a Grantor at the direction of Noteholders of not less than 25% in aggregate principal amount of the then outstanding Notes.

         "U.C.C." means the Uniform Commercial Code, as in effect from time to time in the State of New York.

         SECTION 1.2 Indenture Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Indenture.

         SECTION 1.3 U.C.C. Definitions. Unless otherwise defined herein or in the Indenture or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Security Agreement, including its preamble and recitals, with such meanings.

                                   ARTICLE II

                                SECURITY INTEREST

         SECTION 2.1 Grant of Security. Each Grantor hereby assigns and pledges to the Trustee for its benefit and the ratable benefit of each of the Secured Parties, and hereby grants to the Trustee for its benefit and the ratable benefit of each of the Secured Parties, a security interest in all of its right, title and interest in and to the following, whether now owned or hereafter acquired by such Grantor (the "Collateral"):

             (a) all equipment, machinery, apparatus or tools in all forms of such Grantor, including:

                 (i) all plate processing, cutting, tube honing, burning,
                     sawing, shearing, grinding, polishing, hot-rolling, and cold-finishing equipment;

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         (ii)    all bar, tubing and pipe, plate, sheet and other metal product finishing equipment;

         (iii)   all lighting and power equipment;

         (iv) all heating, ventilating, sprinkling, water, power and communications equipment;

         (v)     all cleaning equipment;

         (vi)    all lift, elevator and escalator equipment;

         (vii)   all electrical equipment; and

         (viii) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware; and all firmware associated with all of the foregoing in this clause 2.1(a), wherever located, together with all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor and all accessories related thereto, and any of the foregoing which shall constitute fixtures under applicable law (any and all of the foregoing being the "Equipment");

         (b)     all Mobile Assets of such Grantor;

         (c) all general intangibles (excluding intellectual property) relating to the Equipment and the Mobile Assets;

         (d) the Collateral Account and all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Account;

         (e) all investments, if any, from time to time held in the Collateral Account; all certificates and instruments, if any, from time to time representing or evidencing such investments; all securities, instruments, financial assets, investment property, interest and earnings held in or credited to the Collateral Account; all security entitlements with respect to the Collateral Account; and all proceeds in respect of any and all of the foregoing;

         (f) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1; and

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         (g)     all rents, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a), (b), (c), (d), (e) and (f), proceeds deposited from time to time in the Collateral Account of any Grantor, and, to the extent not otherwise included, all payments under insurance (whether or not the Trustee is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

     Notwithstanding the foregoing, "Collateral" shall not include (x) any general intangibles or other rights arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, after giving effect to Sections 9-406 through 9-409 of the U.C.C. to the extent applicable, unless and until any required consents shall have been obtained, which required consents, each Grantor agrees to use its best efforts in obtaining and (y) any inventory (including raw materials, work-in-process, supplies and finished goods), accounts receivable (including sellers' rights relating thereto, all contracts and contract rights relating thereto and all books and records relating thereto), all collection accounts, deposit accounts and other bank accounts relating to collection of the foregoing, together with the proceeds and products of all of the foregoing, which secures or is purported to secure obligations under the Revolver Credit Agreement.

     SECTION 2.2 Security for Obligations. This Security Agreement secures the payment of all Obligations of the Issuer Grantor now or hereafter existing under the Indenture, the Notes and each other Note Document to which the Issuer Grantor is or may become a party, whether for principal, interest, costs, fees, expenses or otherwise, and all obligations of each other Grantor and each other Obligor now or hereafter existing under this Security Agreement and each other Note Document to which such other Grantor or such other Obligor is or may become a party (all such obligations of the Issuer Grantor, such other Grantor and such other Obligor collectively referred to herein as the "Secured Obligations").

     SECTION 2.3 Continuing Security Interest; Transfer of Notes. This Security Agreement shall create a continuing security interest in the Collateral and shall

         (a) remain in full force and effect until payment in full in cash of all Secured Obligations,

         (b) be binding upon each Grantor, its successors, transferees and assigns, and

         (c) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and each other Secured Party.

     Without limiting the generality of the foregoing clause (c), any Noteholder may assign or otherwise transfer (in whole or in part) any Note held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the

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rights and benefits in respect thereof granted to such Noteholder under any Note
Document (including this Security Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of the Indenture. Upon the payment in full in cash of all Secured Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to such Grantor. Upon any such termination, the Trustee will, at such Grantor's sole expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. Upon any sale or other transfer of Collateral permitted by the terms of Section 413 of the Indenture, the security interest created hereunder in such Collateral (but not in the proceeds thereof) shall be deemed to be automatically released and the Trustee will, at such Grantor's sole expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

     SECTION 2.4 Grantors Remain Liable. Anything herein to the contrary notwithstanding

          (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed,

          (b) the exercise by the Trustee of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral, and

          (c) neither the Trustee nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Trustee or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     SECTION 2.5 Security Interest Absolute. All rights of the Trustee and the security interests granted to the Trustee hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of

          (a) any lack of validity or enforceability of the Indenture, any Note or any other Note Document;

          (b)     the failure of any Secured Party or any holder of any Note

             (i) to assert any claim or demand or to enforce any right or remedy against the Issuer Grantor, any other Obligor or any other Person under the provisions of the Indenture, any Note, any other Note Document or otherwise, or

             (ii) to exercise any right or remedy against any other guarantor of, or collateral securing any Secured Obligations;

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           (c)   any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligations;

           (d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise;

           (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Indenture, any Note or any other Note Document;

           (f) any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

           (g) any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Issuer Grantor, any other Obligor, or any surety or any guarantor.

     SECTION 2.6 Postponement of Subrogation, etc. Each Grantor hereby agrees that it will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of subrogation, reimbursement or otherwise, until the prior payment in full in cash of all Secured Obligations. Any amount paid to any Grantor on account of any payment made hereunder prior to the payment in full in cash of all Secured Obligations shall be held in trust for the benefit of the Secured Parties and each holder of a Note and shall immediately be paid to the Secured Parties and each holder of a Note and credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Indenture; provided, however, that if

           (a) such Grantor has made payment to the Secured Parties and each holder of a Note of all or any part of the Secured Obligations, and

           (b)   all Secured Obligations have been paid in full in cash,

each Secured Party and each holder of a Note agrees that, at such Grantor's request, the Trustee, on behalf of itself and the Noteholders, will execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Secured Obligations resulting from such payment by such Grantor. In furtherance of the foregoing, for so long as any Secured Obligations remain outstanding, such Grantor shall refrain from taking any action or commencing any proceeding against the Issuer Grantor or any other Obligor (or its successors or assigns, whether in connection with a

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bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to any Secured Party or any holder of a Note.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Each Grantor represents and warrants to each Secured Party as set forth in this Article.

         SECTION 3.1 Location of Collateral, etc. All of such Grantor's Equipment and Collateral Accounts of such Grantor are located at the places specified in Item A and Item B of Schedule I hereto. None of the Equipment has, within the four months preceding the date of this Security Agreement, been located at any place other than the places specified in Item A or C of Schedule I hereto except as set forth in a footnote thereto. The place(s) of business and chief executive office of such Grantor and the office(s) where such Grantor keeps its records concerning the general intangibles relating to the Equipment, are located at the addresses set forth in Item C of Schedule I hereto. Such Grantor has no trade names other than those set forth in Item D of Schedule I hereto. During the four months preceding the date hereof, such Grantor has not been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item E of Schedule I hereto. All Mobile Assets of such Grantor operate out of the locations specified in Item F of Schedule I hereto.

         SECTION 3.2 Ownership, No Liens, etc. Such Grantor owns its Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interest created by this Security Agreement and except as permitted by the Indenture. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed (i) in favor of the Administrative Agent in connection with the Term Loan Agreement and the related security agreement referred to in the Indenture (which Liens will be terminated upon the repayment of the indebtedness under the Term Loan Agreement with the proceeds of the issuance of the Notes); (ii) in favor of the Trustee relating to this Security Agreement or (iii) as have been filed in connection with Liens permitted pursuant to Section 411 of the Indenture.

         SECTION 3.3 Possession and Control. Such Grantor has exclusive possession and control of its Equipment and Mobile Assets.

         SECTION 3.4 Validity, etc. This Security Agreement creates

              (a) a valid first-priority security interest in the Collateral (other than Mobile Assets), securing the payment of the Secured Obligations, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken; and

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           (b)   a valid security interest in each Mobile Asset securing the payment of the Secured Obligations and upon the recordation or notation of the lien of the Trustee on the certificate of title in respect of such Mobile Asset, such security interest will be a valid, first-priority, perfected security interest.

     SECTION 3.5 Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either

           (a) for the grant by such Grantor of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by such Grantor, or

           (b) for the perfection of or the exercise by the Trustee of its rights and remedies hereunder.

     SECTION 3.6 Compliance with Laws. Such Grantor is in compliance with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which would be reasonably expected to have a Material Adverse Effect or which might materially adversely affect the value of the Collateral or the worth of the Collateral as collateral security.

                                   ARTICLE IV

                                    COVENANTS

     SECTION 4.1 General. Each Grantor covenants and agrees that, so long as any portion of the Secured Obligations shall remain unpaid, such Grantor will perform, comply with and be bound by the obligations set forth in this Article.

     SECTION 4.2 As to Equipment and Mobile Assets. Such Grantor hereby agrees that it shall

           (a) keep all the Equipment at and operate all Mobile Assets out of the places therefor specified in Section 3.1 or, upon 30 days' prior written notice to the Trustee, at such other places in a jurisdiction where all representations and warranties set forth in Article III (including Section 3.4 shall be true and correct, and all action required pursuant to the first sentence of Section 4.7 shall have been taken with respect to the Equipment;

           (b) cause the Equipment and Mobile Assets to be maintained and preserved in the same condition, repair and working order as of the date of this Security Agreement, ordinary wear and tear excepted, and in accordance with any manufacturer's manual; and forthwith, or in the case of any loss or damage to any of the Equipment or Mobile Assets, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, renewals, replacements, and other improvements so that its business

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carried on in connection therewith may be properly conducted at all times unless the Issuer Grantor determines in good faith that the continued maintenance of any of such properties is no longer economically desirable; and promptly furnish to the Trustee a statement respecting any loss or damage in excess of $250,000 to any of the Equipment or Mobile Assets; and

         (c) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and the Mobile Assets, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside.

    SECTION 4.3 As to the Collateral Account. (a) Promptly upon receipt, or notice of any pending receipt, of any Collateral Proceeds in respect of an Asset Disposition (or related Asset Disposition) of at least $5,000,000 to the extent provided in Section 413 of the Indenture, any Insurance Proceeds in excess of $1,000,000 or any Net Awards in excess of $1,000,000 by any Grantor, (i) such Grantor will establish (if not already established on or prior to the date of such Grantor's receipt of any such Collateral Proceeds, Insurance Proceeds or Net Awards) a deposit account with The Bank of New York, acting as Trustee, that will be maintained pursuant to any agreement that the Trustee may reasonably request, (its "Collateral Account" and, together with the Collateral Account of each other Grantor, the "Collateral Account")) and such Grantor shall not commingle any Collateral Proceeds, Insurance Proceeds and Net Awards, and shall hold separate and apart from all other property, all such Collateral Proceeds, Insurance Proceeds and Net Awards in express trust for the benefit of the Trustee until delivery thereof is made to the Trustee; and (ii) such Grantor will ensure that no funds, other than Collateral Proceeds, Insurance Proceeds and Net Awards, will be paid to its Collateral Account. The Trustee shall maintain the Collateral Account until amounts due to all Secured Parties have been paid in full in cash to such Secured Parties.

         (b) The Trustee shall apply such amount of proceeds as soon as practicable after receipt as follows:

           (i) if a Default has occurred or an Event of Default has occurred and is continuing, and the Secured Obligations have been accelerated, pursuant to and in accordance with Section 906 of the Indenture;

           (ii) if no Default shall have occurred or no Event of Default shall have occurred or be continuing, (A) any Trust Moneys constituting Insurance Proceeds or Net Awards may be withdrawn by such Grantor pursuant to clause (c) hereof to be applied to effect a Restoration or clause (d) hereof to make an investment in property; or (B) in accordance with Section 413 of the Indenture governing Asset Dispositions, any Trust Moneys constituting Collateral Proceeds, may be withdrawn by such Grantor pursuant to clause (d) hereof.

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           (c)     To the extent that any Trust Moneys consist of either
Insurance Proceeds or Net Awards received by the Trustee and such Insurance Proceeds or Net Awards may be applied by any Grantor to effect a Restoration of the affected Collateral, and such Grantor shall provide the Trustee with prompt written notice describing the nature and extent of damage or destruction. Such Grantor shall have 30 days to provide its initial estimate of the cost of Restoration or the nature and extent of the Taking which may result and the Insurance Proceeds or Net Awards may be withdrawn by such Grantor and shall be paid by the Trustee, upon receipt by the Trustee of the following:

             (i) Officers' Certificate. An Officers' Certificate of such Grantor, dated not more than 30 days prior to the date of the application for the withdrawal and payment of such Trust Money stating that (A) expenditures have been made, or costs incurred, by such Grantor in a specified amount to make certain repairs, rebuildings and replacements of the Collateral, which shall be briefly described, and stating the fair market value thereof at the date of the expenditure or incurrence thereof by such Grantor; (B) there is no outstanding Indebtedness other than costs for which payment is being requested, for the purchase price or construction of such repairs, rebuildings or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's, materialman's statutory or other similar Lien upon any Collateral; (C) no Default under the Note Documents shall have occurred or Event of Default under the Note Documents shall have occurred and be continuing; and (D) all conditions precedent provided for herein and in the Note Documents (if any) relating to such withdrawal and payment have been complied with;

             (ii) Opinion of Counsel. An Opinion of Counsel substantially stating that (A) all conditions precedent provided for herein and in the Note Documents (if any) relating to such withdrawal and payment have been complied with; and (B) the Trustee has a valid and perfected Lien on such repairs, rebuildings and replacements, that the same and every part thereof are subject to no Liens prior to the Lien of the Note Documents, except Permitted Liens;

             (iii) Architect's or Engineer's Certificate. An independent architect's, engineer's or appraiser's certificate stating that (A) the Collateral is capable of Restoration, prior to the scheduled maturity of the Indenture, to substantially the same condition as existed immediately prior to the casualty or Taking; (B) the aggregate estimated direct and indirect

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                   costs of such Restoration; (C) the estimated time for
                   completion of such Restoration (which time shall not exceed eighteen months from the date of the damage, destruction or Taking); and (D) as to any Taking, that the property taken in such Taking, or sold under threat thereof, is not necessary to such Grantor's customary use or occupancy of such Collateral;

             (iv) Deposit of Excess Amount. In the event that the estimated cost of Restoration as set forth in the architect's, engineer's or appraiser's certificate (and such revisions to such estimate as are from time to time made) exceeds the aggregate amount of net Insurance Proceeds or Net Awards actually received from time to time in respect thereof, such Grantor shall deposit the amount of such excess with the Trustee;

             (v) Final Request Documentation. If such request is the final request for any payment, in addition to the documentation required by subclauses (i), (ii) and (iii) above, such request shall be accompanied by (A) a legal opinion or a title insurance policy which the Trustee shall be fully protected in relying upon, binder or endorsement confirming that there has not been filed with respect to all or any part of the applicable Collateral any Lien which is not either discharged of record or bonded and which could have priority over the Lien of the applicable Mortgage and (B) an Officers' Certificate stating that all occupancy certificates, operating and other permits, licenses, waivers, other documents, or any combination of the foregoing required by law in connection with or as a result of such Restoration have been obtained;

provided, however, that compliance by such Grantor of the provisions set forth in clauses (c)(ii) through (c)(v) above shall only be required if the estimated cost of such Restoration exceeds $2,000,000 or such Restoration cannot be completed within one year from the date of damage, destruction or Taking.

         Upon compliance with the foregoing provisions of this Section 4.3(c), the Trustee shall, to the extent received by it and deposited in the applicable Collateral Account, not fewer than five nor more than twelve Business Days, after the receipt of a written request of the applicable Grantor, pay to such Grantor an amount of Trust Moneys and excess amounts deposited, of the character aforesaid equal to the amount of the expenditures or costs stated in the Officers' Certificate required by clause (i) of this Section 4.3(c), or the fair value as determined by such Grantor and set forth in the Officers' Certificate, as the case may be, of such repairs, rebuildings and replacements covered by such Officers' Certificate, whichever is less. All Insurance Proceeds or Net Awards not used for

Restoration as set forth in this Section 4.3(c), or to make investments in property, as set forth in Section 4.3(d), shall be applied to the repayment or prepayment of the Notes as set forth in the Indenture.

           (d) To the extent Trust Moneys consist of Collateral Proceeds, Insurance Proceeds or Net Awards and any Grantor intends to use such funds to acquire additional property, buildings, fixtures, equipment and other items as provided in the Indenture, within 365 days from date of receipt of such Collateral Proceeds, Insurance Proceeds or Net Awards into the Collateral Account, such Trust Moneys shall be paid by the Trustee to such Grantor; provided, however, that the Trustee shall have previously received and shall be fully protected in relying upon the following:

             (i) Notice. A notice which shall (A) refer to this Section 4.3(d), (B) contain all documents referred to below, (C) describe with particularity the Collateral Proceeds, Insurance Proceeds or Net Awards and the Asset Disposition, casualty or Taking from which such Collateral Proceeds, Insurance Proceeds or Net Awards were received, and (D) describe with particularity the investment to be made with respect to the released Collateral Proceeds, Insurance Proceeds or Net Awards;

             (ii) Officers' Certificate. An Officers' Certificate certifying that (A) the release of the Collateral Proceeds, Insurance Proceeds or Net Awards complies with the terms and conditions of the Indenture, (B) there is no Default in effect or Event of Default in effect or continuing on the date thereof under the Indenture, (C) the release of the Collateral Proceeds, Insurance Proceeds or Net Awards will not result in a Default or Event of Default under the Indenture, (D) the parties executing any and all documents required under this Section 4.3(d) were duly authorized to do so, and (E) all conditions precedent and covenants provided for in the Indenture (if any) relating to such release and application of the Collateral Proceeds, Insurance Proceeds or Net Awards have been complied with;

             (iii) Real Property Investment. If the Collateral Proceeds,
                   Insurance Proceeds or Net Awards are to be invested in real property: (A) an Officers' Certificate attaching a Mortgage or other instrument or instruments and certifying that such Mortgage or other instrument or instruments are in recordable form sufficient to grant to the Trustee for the benefit of the Secured Parties (1) substantially the same rights and remedies in respect of such real property as granted thereto under the Mortgages executed and delivered on the date hereof and (2) a valid first priority mortgage Lien on such real property subject to no Liens other than Permitted Liens and, if the Issuer Grantor acquired another Person that has real property leasehold interests using Collateral Proceeds, Insurance Proceeds or Net Awards, a valid first-priority mortgage Lien, subject to Permitted Liens, on any real property leasehold of such Person in the name of the Trustee; (B) for any acquired property an Officers' Certificate attaching a policy of title insurance (or a paid commitment to issue title insurance) and certifying that such policy of title insurance (or a paid commitment to issue title insurance) insures that the Lien of the instruments delivered pursuant to clause (A) above constitutes a valid and perfected first priority mortgage Lien on such real property in an aggregate amount equal to the lesser of the fair market value of the real property and the then outstanding principal amount of the Secured Obligations and further certifying that any specific exceptions to such title insurance are Permitted Liens, together with such endorsements and other opinions of the type included in the title insurance policy or otherwise delivered to the Trustee on the date hereof; (C) in the event such real property has a fair market value, as determined by such Grantor and as set forth in an Officers' Certificate, in excess of $2,000,000, a survey with respect thereto; (D) an Officers' Certificate stating that such Grantor has caused there to be conducted by a reputable expert a review and analysis of the environmental conditions relating to such real property and that, in the reasonable and good faith judgment of the issuer thereof such real property does not contain any conditions which would cause a prudent institutional lender to decline to fund loans secured by such real property, together with a copy of the written report of such expert; and (E) such further documents, opinions, certificates or instruments as are customarily provided to institutional mortgage lenders;

           (iv) Personal Property Investment. If the released Collateral Proceeds , Insurance Proceeds or Net Awards are not invested in real property:

                   (A) an Officers' Certificate attaching an instrument and financing statements or other instruments and certifying that such instruments and financing statements or other instruments are sufficient to grant to the Trustee, for the benefit of the Secured Parties
                         (1) substantially the same rights and remedies in respect of such personal property interest as granted thereto under the Security Documents executed and delivered on the date hereof and (2) a valid first priority Lien on such personal property interest subject to no Liens other than Permitted Liens;

                 (B) an Officers' Certificate attaching a closing statement indicating payments made or to be made by the applicable Grantor and certifying that such closing statement sets forth all filing fees, recording charges, transfer taxes and other costs and expenses, including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel), that have been incurred or may be incurred to validly and effectively subject such personal property to the Lien of any Security Document.

         (e) If, prior to the receipt by the Trustee of Insurance Proceeds or Net Awards, the Collateral shall have been sold on foreclosure, the Trustee will be paid, to the extent permitted by applicable law, such Insurance Proceeds or Net Awards to the extent of any deficiency found to be due upon such sale, with legal interest thereon, whether or not a deficiency judgment shall have been sought or recovered or denied, and the reasonable attorneys' fees, costs and disbursements incurred by the Trustee in connection with the collection of such Net Award or Insurance Proceeds.

         (f) Trust Moneys shall be invested in Cash Equivalents as requested by the applicable Grantor and approved by the Trustee, and all interest thereon shall be applied as provided in this Section 4.3.

     SECTION 4.4 As to Collateral.Until the occurrence and continuance of a Default of the nature set forth in Section 901(d) or (e) of the Indenture or an Event of Default, and such time as the Trustee shall notify such Grantor of the revocation of such power and authority each Grantor will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Trustee may reasonably request following the occurrence of a Default of the nature set forth in Section 901(d) or (e) of the Indenture or an Event of Default or, in the absence of such request, as such Grantor may deem advisable, and may grant, in the ordinary course of business (except as otherwise permitted under the Indenture), to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral. The Trustee, however, may, at any time following a Default of the nature set forth in Section 901(d) or (e) of the Indenture or an Event of Default, whether before or after any revocation of such power and authority or the maturity of any of the Secured Obligations, notify any parties obligated on any of the Collateral to make payment to the Trustee of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Trustee following a Default of the nature set forth in Section 901(d) or (e) of the Indenture or an Event of Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Trustee of any amounts due or to become due thereunder.

            (b) The Trustee is authorized to endorse, in the name of such Grantor, any item, howsoever received by the Trustee, representing any payment on or other proceeds of any of the Collateral.

     SECTION 4.5 Insurance.Each Grantor will maintain or cause to be maintained with responsible insurance companies insurance with respect to its business and properties (including the Equipment and Mobile Assets) against such casualties and contingencies and of such types and in such amounts as is required pursuant to the Indenture and will, not less frequently than annually, furnish to the Trustee a certificate of a reputable insurance broker setting forth the nature and extent of all insurance maintained by such Grantor in accordance with this Section. Without limiting the foregoing, such Grantor further agrees as follows:

            (a) Each policy for property insurance shall show the Trustee as loss payee.

            (b) Each policy for liability insurance shall show the Trustee as an additional insured.

            (c) Each insurance policy shall provide that at least 30 days' prior written notice of cancellation or of lapse shall be given to the Trustee by the insured.

            (d) Such Grantor shall, if so requested by the Trustee, deliver to the Trustee a copy of each insurance policy.

            (e) All payments in respect of property insurance if required pursuant to the terms of a Mortgage or any other Note Document to be delivered to the Trustee shall be deposited to the Collateral Account (as provided in Section 4.3), and if there shall be no Collateral Account shall be paid to such Grantor.

     SECTION 4.6 Transfers and Other Liens. Each Grantor shall not:

            (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by Section 413 of the Indenture; or

            (b) create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure Indebtedness of any Person or entity, except for the security interest created by this Security Agreement and except as permitted by the Indenture.

     SECTION 4.7 Further Assurances, etc. Each Grantor agrees that, from time to time at its own expense, it will promptly prepare, execute and, if applicable, deliver to the Trustee for its execution all further instruments and documents, and, upon a Trustee Noteholder Request, will take all further action, that may be necessary or desirable in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will

          (a) upon a Trustee Noteholder Request, mark conspicuously each of its records pertaining to the Collateral with a legend indicating that such document or Collateral is subject to the security interest granted hereby;

          (b) upon a Trustee Noteholder Request, execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Trustee hereby; and

          (c) upon a Trustee Noteholder Request, furnish to the Trustee, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all in reasonable detail; and

          (d) if a Default of the nature described in Sections 901(a) and (b) of the Indenture or an Event of Default shall occur, then each Grantor which (i) owns any Mobile Assets or (ii) acquires any Mobile Assets following such Default or Event of Default, shall, within 30 days of such Default or Event of Default or upon such acquisition, as the case may be, take all steps that are necessary or desirable to ensure that the security interest granted in favor of the Trustee in such Mobile Assets will be a valid, first priority, perfected security interest.

     With respect to the foregoing and the grant of the security interest hereunder, such Grantor hereby authorizes the Trustee to execute any such financing or continuation statements, and amendments thereto, or other instruments or notices delivered by the Grantor to the Trustee pursuant to this
Section 4.7; it being understood and agreed that the Trustee shall have no duties pursuant to this Section 4.7 except to execute any such financing statements or continuation statements or amendments thereto, or other instruments or notices that have been delivered by the Grantor to the Trustee for execution pursuant to this Section 4.7. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                                    ARTICLE V

                                   THE TRUSTEE

     SECTION 5.1 Trustee Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Trustee such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Trustee's discretion, following the occurrence and continuation of a Default of the nature set forth in Section 901(d) or (e) of the Indenture or an Event of Default, to take any action and to execute any instrument which the Trustee may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

          (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

          (c) to file any claims or take any action or institute any proceedings which the Trustee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Trustee with respect to any of the Collateral; and

          (d) to perform the affirmative obligations of such Grantor hereunder (including all obligations of such Grantor pursuant to Section 4.7).

Such Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

     SECTION 5.2 Trustee May Perform. If any Grantor fails to perform any agreement contained herein, the Trustee may itself (but shall not be obligated to) perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by such Grantor pursuant to Section 6.2.

     SECTION 5.3 Trustee Has No Duty. In addition to, and not in limitation of,
Section 2.4, the powers conferred on the Trustee hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     SECTION 5.4 Reasonable Care. The Trustee is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as any Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Trustee to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

                                   ARTICLE VI

                                    REMEDIES

     SECTION 6.1 Certain Remedies. If any Event of Default shall have occurred and be continuing:

          (a) The Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may

            (i) require each Grantor to, and such Grantor hereby agrees that it will, at its expense and upon request of the Trustee forthwith, assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a place to be designated by the Trustee which is reasonably convenient to both parties, and

            (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) All cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Trustee, be held by the Trustee as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Trustee pursuant to Section 6.2) in whole or in part by the Trustee for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations in such order as the Trustee shall elect. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full in cash of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

     SECTION 6.2 Indemnity and Expenses.

          (a) Each Grantor jointly and severally agrees to indemnify the Trustee from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including enforcement of this Security Agreement), except claims, losses or liabilities resulting solely from the Trustee's gross negligence or willful misconduct.

          (b) Each Grantor will upon demand pay to the Trustee the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Trustee may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, and (iii) the exercise or enforcement of any of the rights of the Trustee or the Secured Parties hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

     SECTION 7.1 Note Document. This Security Agreement is a Note Document executed pursuant to the Indenture and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Indenture.

     SECTION 7.2 Amendments; etc. No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by any Grantor herefrom, shall in any event be effective unless made or given in compliance with all the terms and provisions of the Indenture, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 7.3 Addresses for Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile addressed, delivered or transmitted, if to the Issuer Grantor or the Trustee, to such party at its address or facsimile number set forth in the Indenture and if to a Subsidiary Grantor, addressed to it in care of the Issuer Grantor at the address or facsimile number of the Issuer Grantor set forth in the Indenture and in each case, to any other address or facsimile number given to the sender of any notice or communication pursuant to the terms of this Section 7.3. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (and electronic confirmation of receipt thereof has been received).

     SECTION 7.4 Additional Grantors. Upon the execution and delivery by any other Person of an instrument in the form of Annex I hereto, such Person shall become a "Subsidiary Grantor" and a "Grantor" hereunder with the same force and effect as if originally named as a Subsidiary Grantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

     SECTION 7.5 Section Captions. Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

     SECTION 7.6 Severability. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

     SECTION 7.7 Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed an original and all of which shall constitute together but one and the same agreement.

     SECTION 7.8 GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS SECURITY AGREEMENT AND THE OTHER NOTE DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 7.9 Other Matters Regarding the Trustee. No provision of this Security Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Security Agreement or at the request, order or direction of the Noteholders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is or reasonably assured to it.

     In no event shall the Trustee be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

     The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Security Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; terrorist acts, interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; and acts of civil or military authority or governmental actions.

     SECTION 7.10 FORUM SELECTION; CONSENT TO JURISDICTION.ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OTHER NOTE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE TRUSTEE OR ANY GRANTOR RELATING THERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE TRUSTEE'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH GRANTOR HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SECURITY AGREEMENT AND THE OTHER NOTE DOCUMENTS.

     SECTION 7.11 WAIVER OF TRIAL BY JURY.THE TRUSTEE AND EACH GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND

INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS SECURITY AGREEMENT OR ANY OTHER NOTE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE TRUSTEE OR ANY GRANTOR RELATING THERETO. EACH GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE TRUSTEE AND THE NOTEHODLERS ENTERING INTO THIS SECURITY AGREEMENT AND EACH SUCH OTHER NOTE DOCUMENT.

     IN WITNESS WHEREOF, each Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                           EARLE M. JORGENSEN COMPANY


                                           By __________________________________
                                              Name:
                                              Title:

                                           THE BANK OF NEW YORK, as
                                           Trustee


                                           By _________________________________
                                              Name:
                                              Title:

                        SCHEDULE I to Security Agreement

                           Earle M. Jorgensen Company

Item A. Location of Equipment

        All of the equipment is located at the locations set forth on the attached Schedule I.C

Item B. Location of Collateral Accounts

        There are no collateral accounts.

Item C. Place(s) of Business and Chief Executive Office

        The places of business and chief executive office are set forth on the attached Schedule I.C

Item D. Trade Names

    DOMESTIC:
        EMJ
        EMJ Company
        Earle M. Jorgensen Holding Company, Inc.
        Earle M. Jorgensen Company
        Jorgensen Steel and Aluminum
        Jorgensen Steel

    FOREIGN:
        Earle M. Jorgensen (Canada), Inc.

Item E. Merger or Other Corporate Reorganization

        There are no mergers or other corporate reorganizations.

Item F. Mobile Assets

        All of the Mobile Assets are operated out of the locations listed on
        Schedule I.C.

                       SCHEDULE I.C to Security Agreement

                           Earle M. Jorgensen Company

Equipment Locations, Places of Business and Chief Executive Office

Corporate Office Address
(Orange County)
3050 East Birch Street
Brea, California 92621

Owned Properties

City                                         Address
1.  Boston                                   59 South Street
    (Middlesex County)                       Hopkinton, MA 01748
2.  Charlotte                                4015 Westinghouse Blvd.
    (Mecklenburg County)                     Charlotte, NC 28273
3.  Schaumburg                               1900 Mitchell Blvd.
    (referred to as Chicago)                 Schaumburg, IL 60193
    (Cook County)
4.  Twinsburg (referred to as                2060 Enterprise Parkway
    Cleveland)
    (Summit County)                          Twinsburg, OH 44087
5.  Cleveland Plate                          26400 Richmond Road
    (Cuyahoga County)                        Cleveland, OH 44146
6.  Dallas Service Center/                   2030 W. Commerce Street
    Dallas Plate                             Dallas, TX 75208
    (Dallas County)
7.  Houston                                  5311 Clinton Drive
    (Harris County)                          Houston, TX 77020
8.  Lynwood                                  1929 Martin Luther King Blvd.
    (referred to as Los Angeles
    Plate)
    (Los Angeles County)                     Lynwood, CA 90262
9.  Lynwood                                  10650 Alameda St.
    (referred to as Los Angeles)
    (Los Angeles County)                     Lynwood, CA 90262
10. Blaine                                   1775 101st Avenue N.E.
    (referred to as Minneapolis)             Blaine, MN 55449
    (Anoka County)
11. Phoenix                                  5445 W. Madison St.
    (Maricopa County)                        Phoenix, AZ 85043
    (No Mortgage)
12. Tulsa                                    7311 E. Pine St.
    (Tulsa County)                           Tulsa, OK 74115
13. Tulsa                                    3116 E. 31st Street
    (Tulsa County)                           Tulsa, OK 74110

City                                         Address
14. Plainfield                               2301 Airwest Blvd.
    (Hendricks County)                       Plainfield, IN 46168

LEASED PROPERTIES

CINCINNATI (Hamilton County)

691 Redna Terrace
Cincinnati, OH 45215

QUAD CITIES (Scott County)

325 N. 16th Avenue
Eldridge, Iowa 52748

DENVER (Adams County)

6050 Downing St.
Denver, CO 80216

FAIRLESS HILLS (Bucks County)

(referred to as Philly Sales/Credit Office)
430-450 Old Lincoln Highway, Suite 442
Fairless Hills, PA 19030

HAYWARD (Alameda County)

31100 Wiegman Road
Hayward, CA 94544

KANSAS CITY (Jackson County)

1800 N. Universal Ave.
Kansas City, MO 64120

LITTLE ROCK (Pulaski County)

5207 Scott Hamilton Dr.
Little Rock, AR 72209

MEMPHIS (Shelby County)

2076 Whitten Rd.
Memphis, TN 38134

PHILADELPHIA (Bucks County)

58 Cabot Blvd.
Langhorne, PA 19047

PORTLAND (Multinomah County)

6650 N. Ensign St.
Portland, OR 97217

SEATTLE (King County)

22011 76th Avenue So.
Kent, WA 98032

ST. LOUIS (St. Louis County)

3701 Rider Trail South
Earth City, MO 63045

ROSEVILLE (Macomb County)

College Industrial Park
Building H
28332 Hayes
Roseville, MI 48066

ROCKY HILL (Hartford County)

KALA Building
2189 Silas Deane Highway, Suite 14
Rocky Hill, CT
(Hartford Sales Office)

CHATTANOOGA (Hamilton County)

2704 East 36th St
Chattanooga, TN 37407

ROCHESTER (Monroe County)

145 Metro Park
Brighton, NY 14623

SALT LAKE CITY (Salt Lake County)

3763 West 700 South
Salt Lake City, UT 84104

WRIGHTSVILLE (York County)

200 Mifflin Drive

Wrightsville, PA 17368

HEADQUARTERS (Orange County)

3050 East Birch Street
Brea, CA 92821

                                     ANNEX I

                              to Security Agreement

                        SUPPLEMENT TO SECURITY AGREEMENT

     This SUPPLEMENT NO. ___, dated as of ___________ __, ____ (this "Supplement"), to the Security Agreement, dated as of May 22, 2002 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Security Agreement"), among the initial signatories thereto and each other Person which from time to time thereafter became a party thereto pursuant to
Section 7.4 thereof (each, individually, a "Grantor", and, collectively, the "Grantors"), in favor of The Bank of New York, as trustee (together with any successor(s) thereto in such capacity, the "Trustee") under the Indenture (as defined below), is made by the undersigned.

                              W I T N E S S E T H:

     WHEREAS, pursuant to an indenture, dated as of May 22, 2002 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Indenture"), between the Issuer Grantor (such and other capitalized terms being used herein with the meanings provided, or incorporated by reference, in the Security Agreement) and the Trustee whereby the Issuer Grantor is issuing to the Noteholders (as defined below) the aggregate principal amount of $250,000,000
9 3/4% Senior Secured Notes (the "Notes");

     WHEREAS, as a condition precedent to the Noteholders purchasing the Notes to be issued under the Indenture, the undersigned is required to execute and deliver this Supplement;

     WHEREAS, the undersigned has duly authorized the execution, delivery and performance of this Supplement and the Security Agreement;

     WHEREAS, the Security Agreement provides that additional parties may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement;

     WHEREAS, pursuant to the provisions of Section 7.4 of the Security Agreement, the undersigned is becoming an Additional Subsidiary Grantor under the Security Agreement;

     WHEREAS, the undersigned is a Subsidiary of the Issuer Grantor; and

     WHEREAS, the undersigned desires to become a Subsidiary Grantor and a Grantor under the Security Agreement in order to induce the Secured Parties to continue to hold the Notes issued under the Indenture as consideration therefor;

     NOW, THEREFORE, the undersigned agrees, for the benefit of each Secured Party, as follows:

     SECTION 1. In accordance with the Security Agreement, the undersigned by its signature below becomes a Subsidiary Grantor and a Grantor under the Security Agreement with the same force and effect as if it were an original signatory thereto as a Subsidiary Grantor and a Grantor and the undersigned hereby

          (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Subsidiary Grantor and a Grantor thereunder;

          (b) assigns and pledges to the Trustee for its benefit and the ratable benefit of each of the Secured Parties, and grants to the Trustee for its benefit and the ratable benefit of each of the Secured Parties, a security interest in all of the following, whether now or hereafter existing or acquired by the undersigned (its "Collateral"):

          (i)   all Equipment of the undersigned;

         (ii)   all Mobile Assets of the undersigned;

        (iii) all general intangibles (excluding intellectual property) relating to the Equipment and the Mobile Assets of the undersigned;

         (iv) all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this clause (b); and

          (v) all rents, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in subclauses (i) through (iv) of this clause (b), proceeds deposited from time to time in the Collateral Account, and, to the extent not otherwise included, all payments under insurance (whether or not the Trustee is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral);provided, however, that notwithstanding the foregoing, "Collateral" shall not include (x) any general intangibles or other rights arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would constitute a violation of a valid and enforceable restriction in favor of a Person (other than an Affiliate of a Grantor) on such grant, unless and until any required consents shall have been obtained, which required consents the undersigned agrees to use its best efforts in obtaining and (y) any inventory (including raw materials, work-in-process, supplies and finished goods), accounts receivable

                (including sellers' rights relating thereto, all contracts and contract rights relating thereto and all books and records relating thereto), all collection accounts, deposit accounts and other bank accounts relating to collection of the foregoing, together with the proceeds and products of all of the foregoing, which secures or is purported to secure obligations under the Revolver Credit Agreement;

          (c) agrees that the Schedule attached hereto shall be deemed to be a Schedule thereto; and

          (d) represents and warrants that the representations and warranties made by it as a Subsidiary Grantor and a Grantor thereunder are true and correct on and as of the date hereof.

     In furtherance of the foregoing, each reference to a "Grantor", "Subsidiary Grantor" or "Additional Subsidiary Grantor" in the Security Agreement shall be deemed to include the undersigned.

     SECTION 2. The undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by the undersigned and constitutes a legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

     SECTION 3. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

     SECTION 4. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired.

     SECTION 5. Without limiting the provisions of the Indenture (or any other Note Document, including the Security Agreement), the undersigned agrees to reimburse the Trustee for its reasonable out-of-pocket expenses in connection with this Supplement, including reasonable attorneys' fees and expenses of the Trustee.

     SECTION 6. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THIS SUPPLEMENT, THE SECURITY AGREEMENT AND THE OTHER NOTE DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 7. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SUPPLEMENT OR ANY OTHER NOTE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING,

STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE TRUSTEE OR ANY GRANTOR RELATING THERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE TRUSTEE'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH GRANTOR HEREBY IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SUPPLEMENT AND THE OTHER NOTE DOCUMENTS.

     SECTION 8. THE TRUSTEE AND EACH GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS SUPPLEMENT OR ANY OTHER NOTE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE TRUSTEE OR ANY GRANTOR RELATING THERETO. EACH GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE TRUSTEE AND THE NOTEHODLERS ENTERING INTO THIS SUPPLEMENT AND EACH SUCH OTHER NOTE DOCUMENT.

     SECTION 9. This Supplement hereby incorporates by reference the provisions of the Security Agreement, which provisions are deemed to be a part hereof, and this Supplement shall be deemed to be a part of the Security Agreement.

     SECTION 10. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION 11. The undersigned hereby acknowledges it has received a copy of that certain Intercreditor Agreement dated as of May 22, 2002, between the Trustee and the administrative agent under the Revolver Credit Agreement and hereby agrees to the terms and provisions thereof.

                [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                         [NAME OF ADDITIONAL
                                         SUBSIDIARY GRANTOR]


                                         By:__________________________________
                                            Name:
                                            Title:


ACKNOWLEDGED AND ACCEPTED BY:

THE BANK OF NEW YORK,
 as Trustee

By:____________________________
   Name:
   Title:

                         SCHEDULE I to Supplement No. __

                               Security Agreement

([NAME OF ADDITIONAL SUBSIDIARY GUARANTOR])

Item A.  Location of Equipment

Description                    Location
1.
2.
3.

Item B.  Location of Collateral Accounts

Contact      Bank Name and Address       Account Number     Person
1.
2.
3.

Item C.  Place(s) of Business and Chief Executive Office

Item D.  Trade Names

Item E.  Merger or Other Corporate Reorganization

Item F.  Mobile Assets